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                               PURCHASE AGREEMENT AND
                              JOINT ESCROW INSTRUCTIONS



    THIS PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS made this 16th day of October, 1997, by and between Hilton Hotels Corporation, a Delaware corporation (hereinafter "Seller") and Eagle Hardware & Garden, Inc. a Washington corporation (hereinafter "Purchaser") (the "Agreement"). This Agreement constitutes both an Agreement between Purchaser and Seller and joint escrow instructions to Commonwealth Land Title Company ("Escrow Agent") with respect to the transactions contemplated hereby.

                                      WITNESSETH

    For and in consideration of the mutual covenants and conditions herein contained, Seller and Purchaser agree as follows:

    1. PROPERTY. Seller agrees to sell and convey, and Purchaser agrees to purchase and pay for that certain tract of land containing approximately 23 acres located in Washoe County, Nevada (the "Land"), described as tax assessor parcel no. 040-081-35 ("Parcel 35") and tax assessor parcel no. 040-081-36 ("Parcel 36"), and more particularly described on Exhibit "A" attached hereto and as generally shown on a reduced partial copy of an assessor's map attached hereto as Exhibit "B", both of which are incorporated herein by reference, together with all appurtenances thereto and improvements thereon; provided, however, excluding any ditch, water or water rights except for a portion of the Lake Ditch water rights owned by Seller equivalent to twenty eight (28) acre feet (collectively, the "Property"). Purchaser acknowledges that the exact description of the Land will be changing in connection with the Zoning Application, as hereinafter defined.

    2. PURCHASE PRICE. The total purchase price (the "Purchase Price") of the Property shall be an amount equal to the sum of gross square footage (as hereinafter defined) of Parcel 35 multiplied by $11.00 and the gross square footage of Parcel 36 multiplied by $9.50. The estimated total Purchase Price is Ten Million Five Hundred Seventeen Thousand Dollars ($10,517,00.00). Gross square footage is the square footage of the Land as shown by

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the Survey, as hereinafter defined. The Purchase Price shall be payable at
Closing, as hereinafter defined, in cash. At the Closing, the Deposit shall be applied to payment of the Purchase Price.

    3. DEPOSIT. Within ten (10) days after execution of this Agreement by Seller, Purchaser shall deliver a deposit (such sum, together with all interest earned thereon, the "Deposit") in the amount of Two Hundred Ten Thousand Dollars ($210,000.00) in immediately available funds to Escrow Agent, which shall be deposited into an interest-bearing account by Escrow Agent and held during the pendency of this Agreement. If Purchaser defaults under this Agreement, Seller shall be entitled to receive the Deposit as liquidated damages as provided in this Agreement. If Seller defaults under this Agreement, or if any of Purchaser's Conditions For Closing (as hereinafter defined) are not satisfied, or if Purchaser terminates this Agreement as provided herein, Purchaser shall be entitled to receive a return of the Deposit (subject to the provisions of Section 4 hereof relating to payment for the Survey and retention of a portion of the Deposit).

    4. FEASIBILITY PERIOD AND CONTINGENCY. For a period of sixty (60) days after the Effective Date (as hereinafter defined) of this Agreement ("Feasibility Period"), Purchaser shall be entitled to inspect the Property, to conduct such tests, surveys, analyses and feasibility studies of the Property as Purchaser deems necessary, advisable or desirable, and to meet with governmental entities regarding the feasibility of future use or development of the Property, including, but not limited to, obtain all required governmental approvals and/or permits to construct and operate Purchaser's desired facility on Parcel 35. Without limiting the generality of the foregoing, Purchaser (and persons authorized by Purchaser) shall have the right and authority to go upon the Property, from time to time on one or more occasions, for feasibility determinations including, without limitation (1) determining the adequacy, cost and availability of utilities, access, zoning and other restrictions on the use of the Property; (2) performing environmental, soils and subsoil tests, engineering and drainage studies; and (3) determining the economic feasibility of future development of the Property as related to Purchaser's intended use of the Property. Purchaser hereby agrees to indemnify and hold harmless Seller, its successors and assigns, against all


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claims, costs loss or damage, including, without limitation, attorneys' fees and mechanic's liens, arising out of or in any way connected with the activities of Purchaser, its agents or contractors on or about the Property; provided, however, that this provision is not intended to apply to the mere discovery of underground storage tanks or hazardous material (as defined in section 7.a.10 herein) on or under the Property by Purchaser or its consultants, or any consequences of such mere discovery. Purchaser shall immediately repair any condition to the Property resulting from Purchaser's investigation or testing on the Property which creates or poses a health or safety hazard or an unreasonable nuisance on the Property, and in the event Purchaser does not purchase the Property in accordance with this Agreement, Purchaser shall restore the Property to its condition immediately prior to any testing or other investigation by Purchaser. The foregoing obligations to indemnify Seller and restore the Property shall survive the Closing or termination of this Agreement.

    Seller agrees to cooperate with Purchaser in connection with the tests, investigation and inspection of the Property, and to furnish Purchaser with copies of any and all surveys, test reports, engineering studies and all other documents and materials (excluding appraisals) in Seller's possession or control relating to the Property that may be necessary or appropriate to complete such investigation and inspection. If Purchaser determines, in Purchaser's sole and absolute judgment that the Property is suitable for Purchaser's intended use, Purchaser shall notify Seller and Escrow Agent on or before expiration of the Feasibility Period, as the same may be extended as herein provided. Should Purchaser fail to give such notice, this Agreement shall automatically terminate upon expiration of the Feasibility Period, Escrow Agent shall return the Deposit to Purchaser, less the cost of the Survey provided for in Section 5.b below, which amount shall be delivered to Seller by Escrow Agent, and, except as otherwise provided herein, neither party shall have any further rights or obligations hereunder. Notwithstanding, the foregoing, in the event the Zoning Application is fully approved in all aspects by the Truckee Meadows Regional Planning Commission and the Handbook, as hereinafter defined, is fully approved by the Reno City Council, and all appeal periods with respect thereto have expired without an appeal having been filed, during the Feasibility Period and thereafter Purchaser elects to terminate this Agreement upon


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expiration of the Feasibility Period, Purchaser shall only be entitled to receive a return of one-half of the Deposit and the remainder of the Deposit shall be delivered to Seller as additional consideration for entering into this Agreement.

    5.   TITLE REPORT AND SURVEY.

         a. TITLE REPORT. Within twenty (20) days after the Effective Date of this Agreement, Seller, at Seller's sole cost and expense, shall deliver or cause to be delivered to Purchaser a preliminary title report covering the Property issued by the Escrow Agent, together with true, complete and legible copies of all documents referred to in such preliminary title report (the preliminary title report and such documents are referred to collectively as "Title Report").

         b. SURVEY. Within forty-five (45) days after the Effective Date of this Agreement, at Seller's sole cost and expense (subject to the provisions of Section 4 above), Seller shall deliver or cause to be delivered to Purchaser a current ALTA survey of the Property prepared by a licensed surveyor acceptable to Purchaser and Escrow Agent and in accordance with the 1988 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys ("Survey"). The Survey shall show the total gross square footage of the Property.

         c. REVIEW OF TITLE REPORT AND SURVEY. Purchaser shall have ten (10) days from Purchaser's receipt of both the Title Report and the Survey (and any amendments, supplements and revisions to either in which new or revised exceptions or items first appear) in which to examine those documents and to specify to Seller those items reflected thereupon which Purchaser will accept as permitted exceptions to title ("Permitted Exceptions"), and those items which Purchaser finds objectionable ("Title Objections"). Notwithstanding the foregoing, the Zoning Application, as hereinafter defined, shall be a Permitted Exception. Seller shall use all reasonable efforts to correct or remove all Title Objections, give Purchaser written notice thereof and deliver at or prior to Closing an amended Title Report and Survey reflecting the correction or deletion of such matters. If Purchaser does not deliver to Seller a written notice specifying those items which are Permitted Exceptions and Title Objections


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within the above-stated time period, then all of the items reflected on the
Title Report shall be considered to be Permitted Exceptions. Any liens affecting the Property, other than liens specifically provided for in this Agreement, shall be Title Objections, and Seller shall cause the liens to be released at or prior to Closing.

         d. UNCORRECTED TITLE OBJECTIONS. If Seller fails to cause all of the Title Objections to be corrected or removed prior to Closing, Purchaser shall have the following rights:

              (1) Purchaser may terminate this Agreement by giving Seller written notice thereof, in which event the entire Deposit shall be returned to Purchaser, and both parties shall be released from all further obligations under this Agreement; or

              (2) Purchaser may elect to purchase the Property subject to any Title Objections not so corrected or removed.

    6. ZONING. Purchaser acknowledges that Seller has filed an application for approval of a Planned Unit Development (the "Zoning Application") affecting the Property and other property owned by Seller with the Reno City Council, a copy of which has been provided to Purchaser. Purchaser acknowledges that Seller shall have the right to modify the Zoning Application in Seller's sole and absolute discretion except that no modification which has a material adverse impact on the Property or Purchaser's intended use thereof shall be made without the prior consent of Purchaser. In the event the Zoning Application is modified in a manner which has a material adverse impact on the Property or Purchaser's intended use thereof, Purchaser shall be entitled to terminate this Agreement by written notice to Seller in which case the Deposit shall be refunded to Purchaser, and except as otherwise expressly provided herein, neither party shall have any further rights or obligations hereunder. Purchaser acknowledges that the terms and conditions of the Zoning Application will affect the Property and Purchaser's use of the Property and Purchaser agrees to accept the Property subject to all such terms and conditions, and to perform all terms and conditions thereof as the same relate to the Property. Without limiting the foregoing, Purchaser acknowledges that Seller shall have no obligation to perform any terms or conditions contained in the Zoning Application or any approval


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thereof, including, without limitation, the installation or construction of any street, access, sidewalk, utilities, traffic signals or other improvements which may be required or necessary in connection with the Zoning Application, the approval thereof, or Purchaser's use of the Property and Purchaser agrees that it shall be responsible for the construction of any on-site or off-site improvements which may be required in connection with its use, ownership and/or development of the Property including, without limitation, streets, sidewalks, access roads, utilities and traffic signals. Seller shall use reasonable diligence in pursuing approval of the Zoning Application. Purchaser and Seller acknowledge that Purchaser intends to seek separate approvals from the city of Reno for Purchaser's intended use on the Property. Purchaser shall have no right to amend the Zoning Application or otherwise affect any other property subject to the Zoning Application in connection with seeking the approvals for its use of the Property without the prior written consent of Seller, which consent will not be unreasonably withheld or delayed.

    7.   REPRESENTATIONS AND WARRANTIES.

    a. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller hereby expressly represents and warrants to Purchaser as follows:

         1. SELLER'S AUTHORITY. The person signing this Agreement as Seller on or behalf of Seller has the full right, power, and authority to enter into this Agreement as Seller, and to carry out Seller's obligations, including the conveyance of the Property to Purchaser as provided in this Agreement, without the joinder of any other person.

         2. PARTIES AND POSSESSION. There are no parties claiming adverse possession of the Property. Other than those items described on Exhibit C attached hereto and incorporated herein by reference, to Seller's actual knowledge, Seller is the only party in possession of the Property, and there are no outstanding written or oral leases or agreements relating to the use or possession of the Property.

         3. COMPLIANCE WITH REGULATIONS. To Seller's actual knowledge, there is no condition existing with respect to the Property or the operation of the Property that violates any


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restrictive covenant, or any city, county, state or federal regulation, ordinance, or statute, including the violation of any zoning ordinance or use restriction, and to Seller's actual knowledge, Seller has not received any notice relating to any such violation.

         4. MECHANIC'S LIEN. At the Closing, there will be no unpaid bills for labor or materials furnished to Seller in connection with the Property that would cause a mechanic's or materialmen's lien to be filed on the Property.

         5. CONDEMNATION. To Seller's actual knowledge, there is no pending or threatened condemnation or similar proceeding affecting the Property or any portion thereof, nor has Seller knowledge that any such action is presently contemplated. Seller agrees to give Purchaser prompt notice of any actual or threatened condemnation or similar proceeding between the date hereof and the Closing.

         6. ACTIONS. There is no action, suit, proceeding or claim affecting Seller or the Property or any portion thereof relating to or presently being prosecuted for an increase of the assessed valuation or taxes or other impositions payable in respect to any portion of the Property. Other than the Zoning Application, there is no action, suit or proceeding pending or, to Seller's actual knowledge, threatened affecting the Property or seeking to enjoin the Seller's performance of this Agreement.

         7. EVENTS. Seller will promptly notify Purchaser in writing of the occurrence of any events or happenings which to Seller's knowledge may, would or could change or vary the state of facts of any warranty or representation made herein.

         8. TRANSFER. The execution and delivery of this Agreement and sale by Seller and the consummation of the transaction contemplated hereby will not result in any breach of the terms and conditions of, or constitute a default under any mortgage, note or other instrument or obligation to which the Seller or the Property is now party or by which the Seller or the Property herein is bound or affected or violate any order, writ, injunction or decree of any court and any litigation to which Seller or the Property is a party or violate any law.


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

         9. NON-FOREIGN STATUS. Seller is not a "foreign person" as defined under Section 1445(f) of the Internal Revenue Code; and, at Closing, Seller shall furnish Purchaser an affidavit confirming same in such form as Purchaser's attorney may reasonably require.

         10. HAZARDOUS MATERIAL. As used in this section, the term "Hazardous Material" means:

              A. Those substances defined as "hazardous substances", "hazardous material", "toxic substances", "regulated substances", or "solid waste" in the Toxic Substance Control Act, 15 U.S.C. Section 2601 ET. SEQ., as now existing or hereafter amended ("TSCA"), the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C.
Section 9601 ET. SEQ., as no existing or hereafter amended ("RCRA"), the Federal Hazardous Substances Act, 15 U.S.C. Section 1261 ET. SEQ., as now existing or hereafter amended ("FHSA"), the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 ET. SEQ., as now existing or hereafter amended ("OSHA"), the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801 ET. SEQ., as now existing or hereafter amended ("HMTA"), and the rules and regulations now in effect or promulgated hereafter pursuant to each law referenced above;

              B. Those substances defined as "hazardous waste", "hazardous material", or "regulated substances" in Nev. Rev. Stat. ch. 459, 1989 Nev. Stat. ch. 598 and 1989 Nev. Stat. ch. 363, or in the regulations now existing or hereafter promulgated pursuant thereto or in the Uniform Fire Code, 1988 edition;

              C. Those substances listed in the United States Department of Transportation table (49 CFR Section 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); and

              D. Such other substances, mixtures, materials and waste which are regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state or local laws or regulations, including without limitation oil, gas and other petroleum and petroleum related materials (all laws, rules and regulations referenced in paragraphs (a), (b), (c)


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and (d) are collectively referred to as "Environmental Laws").

    To Seller's actual knowledge, Seller has received no written notice from any governmental agency or authority regarding the presence of Hazardous Material on the Property or of any violation of any Environmental Law with respect to the Property.

    b. ACTUAL KNOWLEDGE. As used in this Section 7, "actual knowledge" means the present actual knowledge of Tom Sears, Director or Corporate Planning for Seller.

    c. PROPERTY "AS-IS". Purchaser hereby acknowledges and agrees that by accepting a deed to the Property on the Closing date: (a) Purchaser and its agents have examined and are satisfied with the Property, the boundaries of the Property, the soils on the Property, any existing easements effecting the Property, utility availability, and all laws, ordinances, regulations, permitted uses and other matters relating to the Property; and (b) except and only to the extent of Seller's express representations and warranties set forth herein, (i) Purchaser is accepting the Property in its "as is" condition and confirming that the same is satisfactory for the uses and purposes intended by Purchaser; (ii) Purchaser is acknowledging that Seller has not made, does not make, and has not authorized anyone else to make any representation as to the past, present and future condition or use of the Property; and (iii) Purchaser is assuming all risks with respect to the Property.

    d. PURCHASER'S WARRANTIES AND REPRESENTATIONS. Purchaser hereby expressly represents and warrants to Seller that the person signing this Agreement as Purchaser on behalf of Purchaser has the full right, power, and authority to enter into this Agreement as Purchaser, and to carry out Purchaser's obligations without the joinder of any other person.

    8.   CLOSING

         a. DATE AND PLACE. The Closing of the sale of the Property by Seller to Purchaser (the "Closing") shall occur in the offices of Escrow Agent at 10:00 a.m. and shall occur no later than thirty (30) days after the later of
(i) the end of the Feasibility Period or (ii) approval of the Zoning Application and Handbook as provided in Section 8(C)(1); provided, however, in the event such


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approval has not been obtained by March 1, 1998, either party may terminate this
Agreement by notice to the other, the Deposit shall be returned to Purchaser and, except as otherwise expressly provided herein, neither party shall have any further rights or obligations hereunder.

         b. SELLER'S OBLIGATIONS AT CLOSING. At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser the following:

              (1) GRANT BARGAIN AND SALE DEED. Seller shall execute and deliver to Escrow Agent for recording a Grant, Bargain and Sale Deed, fully executed and acknowledged by Seller, conveying fee simple title to the Property to Purchaser.

              (2) OWNER'S TITLE POLICY. Seller shall cause the Escrow Agent to issue and deliver to Purchaser an ALTA extended coverage owner's policy of title insurance with such customary endorsements as Purchaser shall reasonably require ("Owner's Title Policy") from Commonwealth Title Insurance Company, in the amount of the Purchase Price, insuring that Purchaser is owner of the Property, subject only to any Permitted Exceptions.

              (3) OTHER INSTRUMENTS. Seller shall execute and deliver such other documents as are customarily executed in the State of Nevada in connection with the conveyance of real property, including all required closing statements, releases, affidavits, evidences of authority to execute the documents, and any other instruments that may be required by the Escrow Agent.

              (4) POSSESSION. Seller shall deliver possession of the Property to Purchaser at Closing.

         c.   PURCHASER'S OBLIGATIONS AT CLOSING.

              (1) CONDITIONS FOR CLOSING. Purchaser shall not be obligated to close this transaction unless at or prior to the Closing the following conditions have been satisfied: (i) all material representations and/or warranties herein shall be true and correct as of the Closing; (ii) Seller shall have performed all conditions and agreements of it herein; and (iii) the Zoning Application shall have received final approval from the Truckee


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Meadows Regional Planning Commission and the PUD Handbook in connection with the
Zoning Application (the "Handbook") shall have received final approval from the Reno City Council and the time for appeal shall have expired without an appeal having been filed.

              (2) PAYMENT OF PURCHASE PRICE. At the Closing, Purchaser shall pay the Purchase Price in cash (or by Certified Check, Cashier's Check, wire transfer of funds into a local bank account indicated by Seller, all of which shall constitute "cash" for purposes of this Agreement), less the amount of the Deposit to be paid to Seller at the Closing or previously delivered to Seller, and subject to any adjustments for prorations and other credits provided for in this Agreement.

         d. PRORATIONS. All real estate taxes relating to the Property for the year of the Closing shall be prorated as of the date of Closing between Seller and Purchaser. If the amount of taxes for that year are not known at the time of Closing, the prorations shall be based on an estimate of the taxes for the year of Closing, and when the tax information becomes available, Seller or Purchaser may request reimbursement from the other party for any excess amount charged to that party at the Closing. Likewise, any other amounts normally prorated between Seller and Purchaser, such as rents, insurance premiums, and utility bills, if any, shall be prorated between Seller and Purchaser as of the date of Closing.

         e. CLOSING COSTS. Seller and Purchaser each agree to pay the following costs at the Closing:

              (1) PAID BY SELLER. Seller agrees to pay the cost of preparing the Grant, Bargain and Sale Deed; the premium for the Owner's Title Policy calculated as though it were a CLTA owner's policy of title insurance; the cost of the Survey; real property transfer taxes or documentation taxes; the cost of preparing and recording any releases and other documents necessary to convey the Property in accordance with this Agreement; one-half (1/2) of any escrow or closing fee charged by the Escrow Agent; Seller's attorney's fees and any other similar closing costs customarily paid by a seller of real property.

              (2) PAID BY PURCHASER. Purchaser agrees to pay the recording fee for the Grant, Bargain and Sale Deed; the additional


                                          11

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premium cost for an ALTA Extended Coverage policy of title insurance in excess of the premium for a CLTA owner's policy; one-half (1/2) of any escrow or closing fee charged by the Escrow Agent; Purchaser's attorney's fees and any other similar closing costs customarily paid by a purchaser of real property.

    9.   DEFAULT AND REMEDIES.

    (a) SELLER'S DEFAULTS. Seller shall be deemed to be in default under this Agreement (a "Seller Default") if all conditions to Seller's obligations hereunder have been satisfied and Seller fails or refuses to perform Seller's obligations at Closing for any reason other than a default by Purchaser or termination by Seller under some provision of this Agreement and Seller does not cure such default within ten (10) days after written notice thereof from Purchaser.

    (b) PURCHASER'S REMEDIES. In the event of a Seller Default Purchaser may, at Purchaser's sole option and as Purchaser's sole and exclusive remedy, either:

         (1) Terminate this Agreement by written notice delivered to Seller on or before the date of Closing and receive a refund of the Deposit; or

         (2)  Enforce specific performance of this Agreement against Seller.

    (c) PURCHASER'S DEFAULT. Purchaser shall be in default under this Agreement if all of Purchaser's Conditions For Closing have been satisfied and Purchaser fails or refuses to perform Purchaser's obligations at Closing for any reason other than a default by Seller or termination by Purchaser under some provision of this Agreement.

    (d) SELLER'S REMEDIES. If Purchaser defaults under this Agreement, Seller, as Seller's sole and exclusive remedy for such default, shall be entitled to receive the Deposit from Escrow Agent. It is agreed between Purchaser and Seller that such amount shall be liquidated damages for a default of Purchaser under this Agreement because of the difficulty, inconvenience and uncertainty


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of ascertaining actual damages for such default.  The foregoing provisions shall not limit Purchaser's indemnity and restoration obligations contained in Section 4 of this Agreement.

    10. BROKERS. At Closing, Seller agrees to pay a brokerage commission in the total amount of four percent (4%) of the Purchase Price ("Seller's Commission") to Ekman Properties and Wahl & Associates, Inc. (collectively, the "Brokers"). Purchaser shall be responsible, and shall pay in full, any commissions owing to Brokers in excess of Seller's Commission, if any. Seller agrees to indemnify and hold harmless Purchaser from all loss, damages, cost, expense and liability relating to any claim for a commission or compensation asserted against Purchaser by brokers and any other party making such claim in connection in connection with this transaction, claiming by, through or under Seller. Purchaser agrees to indemnify and hold harmless Seller from all loss, damage, cost, expense and liability relating to any claim for a commission with this transaction, claiming by, through or under Purchaser, including, without limitation, any claim by Brokers in excess of Seller's Commission.

    11. LIKE-KIND EXCHANGE. Purchaser herein acknowledges that it is the intention of Seller to create an IRS Code Section 1031 Tax Deferred Exchange and that Seller's rights and obligations under this Agreement may be assigned to The National 1031 Exchange Corporation, or other accommodator, to facilitate such exchange. Purchaser shall cooperate with Seller in a manner necessary to enable Seller to qualify for such exchange at no additional cost or liability to Purchaser.

    12.  MISCELLANEOUS.

         a. ASSIGNMENT OF CONTRACT. This Agreement may not be assigned by Purchaser without the prior written consent of Seller, in its discretion.

         b.   NOTICES.

              (1) Any and all notices and demands by any party hereto to any other party or Escrow Agent, required or desired to be given hereunder shall be in writing and shall be validly given or made only if personally delivered or deposited in the United

States mail, certified or registered, postage prepaid, return receipt requested or if made by Federal Express or other similar delivery service keeping records of deliveries and attempted deliveries. Service shall be conclusively deemed made upon receipt if personally delivered or, if delivered by mail or delivery service, on the first business day delivery is attempted or upon receipt, whichever is sooner.

              (2) Any notice or demand to Seller shall be addressed to Seller at:

                                Hilton Corporate Plaza
                              3930 Howard Hughes Parkway
                               Las Vegas, Nevada  89109
                                Attention:  Tom Sears

              (3) Any notice or demand to Purchaser shall be addressed to Purchaser at:

                            Eagle Hardware & Garden, Inc.
                               981 Powell Avenue, S.W.
                                   Renton, WA 98055
                                Attention:  President

    with a copy to:

                                  William N. Moloney
                                  5711 N.E. Tolo Rd
                             Bainbridge Island, WA  98110

              (4) Any notice or demand to Escrow Agent shall be addressed to Escrow Agent at:

                           Commonwealth Land Title Company
                                 888 West 6th Street
                            Los Angeles, California  90017
                            Attention:  Donald R. Hallman

              (5) The parties and Escrow Agent may change their address for the purpose of receiving notices or demands as herein provided by a written notice given in the manner aforesaid to the


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

others, which notice of change of address shall not become effective, however, until the actual receipt thereof by the others.

         d. PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators, legal representatives, successors and assigns.

         e. SEVERABILITY. If any of the terms and conditions hereof shall for any reason by held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other of the terms and conditions hereof and the terms and conditions hereof thereafter shall be construed as if such invalid, illegal, or unenforceable term or conditions had never been contained herein.

         f. ENTIRE AGREEMENT. The terms and conditions hereof relating to the subject matter described herein (i) constitute the entire agreement and understanding between the Seller and the Purchase, (ii) supersede all prior agreements, and understandings, written or oral, between the Purchaser and the Seller, and (iii) may not be modified or amended except by an instrument mutually executed and delivered by the Seller and the Purchaser.

         g. TIME. Time is of the essence to the performance of any provision of this Agreement. If the date for performance of any provisions of the Agreement is a Saturday, Sunday, or banking holiday (in the State of Nevada), the date for performance shall be extended until the next day that is not a Saturday, Sunday or banking holiday.

         h. INTERPRETATION. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

         i. WAIVER. Either the Purchaser or the Seller may specifically waive any breach of the terms and conditions hereof by the other party, but no waiver specified in this Section shall constitute a continuing waiver of similar or other breaches of the terms and conditions hereof. All remedies, rights, undertaking, obligations, and agreements contained herein shall be cumulative and not mutually exclusive.

         j. ATTORNEY'S FEES. Should either the Purchaser or the Seller employ an attorney or attorneys to enforce any of the terms and conditions hereof, or to protect any right, title, or interest created or evidenced hereby, the non-prevailing party in any action pursued in courts of competent jurisdiction shall pay to the prevailing party all reasonable costs, damages, and expenses, including attorneys' fees, expended or incurred by the prevailing party.

         k. GOVERNING LAW. The terms and conditions hereof shall be governed by and construed in accordance with the laws of the State of Nevada. The exclusive venues for any action in connection with this Agreement shall be Clark or Washoe County, Nevada.

         l. HEADINGS. The headings herein are for reference purposes only and shall not affect the meaning or interpretation of the terms and conditions hereof.

         m. EFFECTIVE DATE. The Effective Date of this Agreement shall be the date that this Agreement is fully executed by both Buyer and Seller.

         n. MUTUAL CONTRIBUTION. This Agreement has been drafted on the basis of mutual contribution of language and is not to be construed against any party hereto as being the drafter or causing the same to be drafted.

         o. CONFIDENTIALITY. Except as may otherwise be required by law, the parties agree that the terms of the proposed sale, including, without limitation, the terms of this Agreement shall remain confidential and no party shall disclose any such terms without the prior consent of each other party. Nothing herein shall prevent a party from disclosing the existence of the proposed transaction or this Agreement, so long as the terms of the transaction are not disclosed, or to prevent disclosures which are essential to consummate the transaction described herein such as disclosure of the purchase price to a lender or an escrow holder or on a declaration of value form delivered in connection with the deed to the Property.

    Executed by Purchaser on October 14, 1997.

                                  PURCHASER:
                                  Eagle Hardware & Garden, Inc.
                                  a Washington corporation

                                  By:  /s/ Richard T. Takata
                                     --------------------------------------
                                  Name:  Richard T. Takata
                                       ------------------------------------
                                  Title: President and CEO
                                        -----------------------------------

    Executed by Seller on October 16, 1996, 1997.

                                  SELLER:
                                  Hilton Hotels Corporation,
                                  a Delaware corporation

                                  By:  /s/ Arthur M. Goldberg
                                     --------------------------------------
                                  Name:  Arthur M. Goldberg
                                       ------------------------------------
                                  Title: Executive Vice President-Hilton
                                        -----------------------------------
                                         Hotels Corporation and
                                         President-Hilton Gaming

                                      EXHIBIT A

All that property located in Washoe County, Nevada LYING WESTERLY OF THE WEST LINE OF HIGHWAY 395 SOUTH and described as follows:


APN# 040-081-35 AND 36


Beginning at the intersection of the West line of South Virginia Road with the South line of a road extending Westerly along the North line of Section 36, Township 19 North, Range 19 East; thence Westerly and along the South boundary of said road 1980 feet to a post; thence Southerly and along a line deflected 98 DEG. left from the South line of said East and West road protracted, 1217.5 feet to the stake on the South bank of a ditch extending Easterly; thence Easterly along the South bank of said ditch 2166.5 feet, more or less, to the West line of South Virginia Road; thence Northerly and along the West line of said South Virginia Road 972 feet to the place of beginning, situate in the NW 1/4 of NW 1/4 of Section 31, Township 19 North, Range 20 East, M.D.B. & M., and N 1/2 of NE 1/4 of Section 36, Township 19 North, Range 19 East, M.D.B. &M.

EXCEPTING THEREFROM the parcel of land conveyed to the State of Nevada for highway and purposes, by Deed recorded in Book 238, Page 313, File No. 176175, Deed Records.

ALSO EXCEPTING THEREFROM the parcel of land conveyed to the State of Nevada for highway purposes, by Deed recorded March 21, 1978 in Book 1213, Page 8 as Document No. 520703.

FURTHER EXCEPTING THEREFROM those certain parcels of land condemned to the State of Nevada by Final Order of Condemnation recorded August 27, 1986 in Book 2395, Page 334 as Document No. 1095756 and recorded September 17, 1986 in Book 2407, Page 506 as Document No. 1100934, Official Records.

AND FURTHER EXCEPTING THEREFROM any portion lying within Meadowood Mall Circle as shown and dedicated by Map recorded January 20, 1993 as Instrument No. 1639406, Map No. 2916 of Official Records.

AND FURTHER EXCEPTING therefrom APN # 040-081-65, more particularly described as that portion of the foregoing described property which lies easterly of the east line of Highway 395 South.

                                      EXHIBIT B

[MAP]

                                      EXHIBIT C

    Grazing lease between Hilton Hotels Corporation and Dominic Peri.


                                          19